FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MBNA CORPORATION
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              (Exact name of registrant as specified in its charter)


                 Maryland                                     52-1713008
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       (State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization)                    Identification No.)


            110 North King Street
            Wilmington, Delaware                                19884
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   (Address of Principal Executive Offices)                   (Zip Code)


                MBNA Corporation 1997 Long Term Incentive Plan
                           (Full title of the plan)


                               John W. Scheflen
            Executive Vice President, General Counsel and Secretary
                               MBNA Corporation
                            1100 North King Street
                          Wilmington, Delaware 19884
                    (Name and address of agent for service)


                                (302) 432-1100
         (Telephone number, including area code, of agent for service)


                        Calculation of Registration Fee
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  Title of     Amount to be  Proposed maximum   Proposed maximum    Amount of
securities to   registered    offering price   aggregate offering  registration
be registered                    per unit            price             fee
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 Common Stock    5,000,000       $32.3125*        $161,562,500       $47,661
$.01 Par Value
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* Calculated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h). Based upon the average of the high and low prices of MBNA Corporation Common Stock on the New York Stock Exchange, Inc. on
  April 27, 1998.

     Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, Registration No. 333-06824 filed with the Securities and Exchange Commission on April 22, 1997.

                                    Part II

Item 5.  Interests of Named Experts and Counsel

     John W. Scheflen, Executive Vice President, General Counsel and Secretary of the Corporation, acted as counsel for the Corporation in connection with the Registration Statement and opined on the validity of the shares to be issued and sold by the Corporation pursuant hereto. As of April 22, 1998, Mr. Scheflen owned beneficially 396,886 shares of the Corporation's Common Stock, including shares issuable upon exercise of employee stock options within 60 days.

Item 8.  Exhibits.

         Exhibit Number                 Description
         --------------                 -----------
               5                        Opinion of John W. Scheflen, Esquire
              23A                       Consent of John W. Scheflen, Esquire
                                        (included in Exhibit 5)
              23B                       Consent of Ernst & Young LLP
              24                        Power of Attorney

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registration certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on the 21st day of April, 1998.


                                         MBNA CORPORATION

                                         By:/s/ Alfred Lerner
                                         --------------------------------
                                                Alfred Lerner
                                                Chairman of the Board and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature/Title                         Date
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/s/ Alfred Lerner                                    April 21, 1998
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    Alfred Lerner
    Chairman of the Board and
    Chief Executive Officer
    (principal executive officer)


/s/ M. Scot Kaufman                                  April 21, 1998
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    M. Scot Kaufman
    Executive Vice President and
    Chief Financial Officer
    (principal financial and accounting officer)


The Board of Directors:

     Alfred Lerner, James H. Berick, Charles M. Cawley, Benjamin R. Civiletti, Randolph D. Lerner, Stuart L. Markowitz and Michael Rosenthal.


By:/s/ John W. Scheflen                              April 21, 1998
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       John W. Scheflen
       Attorney-in-Fact